Exhibit 5.1

Reed Smith LLP

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reedsmith.com

June 12, 2012

United States Commodity Funds Trust I

c/o United States Commodity Funds LLC

1320 Harbor Bay Parkway, Suite 145

Alameda, CA 94502

Re:	United States Commodity Funds Trust I

Ladies and Gentlemen:

We have acted as counsel to United States Commodity Funds Trust I, a Delaware statutory trust organized in series (the “Trust”) and its Sponsor, United States Commodity Funds LLC (the “Sponsor”), in connection with the (i) registration statement filed on Form S-1 (File No. 333-177036) filed by the Trust with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the beneficial interests (the “Sugar Fund Units”) in the series of the Trust designated as United States Sugar Fund (the “Sugar Fund”); (ii) registration statement filed on Form S-1 (File No. 333-177075) filed by the Trust with the SEC under the Securities Act, relating to the beneficial interests (the “Natural Gas Fund Units”) in the series of the Trust designated as United States Natural Gas Double Inverse Fund (the “Natural Gas Fund”); (iii) registration statement filed on Form S-1 (File No. 333-177128) filed by the Trust with the SEC under the Securities Act, relating to the beneficial interests (the “Gasoil Fund Units”) in the series of the Trust designated as United States Gasoil Fund (the “Gasoil Fund”); and (iv) registration statement filed on Form S-1, as amended (File No. 333-177188) filed by the Trust with the SEC under the Securities Act, relating to the beneficial interests (the “Asian Commodities Basket Fund Units” and together with the Sugar Fund Units, the Natural Gas Fund Units and the Gasoil Fund Units, the “Units”) in the series of the Trust designated as United States Asian Commodities Basket Fund (the “Asian Commodities Basket Fund” and together with the Sugar Fund, the Natural Gas Fund and the Gasoil Fund, each a “Fund”). This opinion is being delivered to you at your request. The registration statements described in (i) through (iv) of this paragraph are referred to herein collectively as the “Registration Statements.”

As counsel to the Trust and the Sponsor, we have participated in the preparation of the Registration Statements and have examined originals or copies, certified or otherwise identified to our satisfaction by public officials or officers acting on behalf of the Trust or the Sponsor as authentic copies of originals, of:

(i) the Certificate of Trust of the Trust, as filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on September 8, 2011, and certified by the Secretary of State on April 26, 2012 (the “Certificate of Trust”);

NEW YORK • LONDON • HONG KONG • CHICAGO • WASHINGTON, D.C. • BEIJING • PARIS • LOS ANGELES •

SAN FRANCISCO • PHILADELPHIA • SHANGHAI • PITTSBURGH • MUNICH • ABU DHABI • PRINCETON • NORTHERN VIRGINIA • WILMINGTON • SILICON VALLEY • DUBAI • CENTURY CITY • RICHMOND • GREECE

United States Commodity Funds Trust I June 12, 2012 Page 2

(ii) the Declaration of Trust and Trust Agreement of the Trust, dated as of September 8, 2011, between the Sponsor, and Wilmington Trust Company, a Delaware banking corporation, as trustee of the Trust (the “Trust Agreement”);

(iii) the Certificate of Formation of the Sponsor, as filed with the Secretary of State on May 10, 2005, and amended by a Certificate of Amendment, as filed with the Secretary of State on June 10, 2005, and as further amended by a Certificate of Amendment, as filed with the Secretary of State on June 12, 2008, and certified by the Secretary of State on March 29, 2012];

(iv) the Fifth Amended and Restated Limited Liability Company Agreement of the Sponsor, dated July 22, 2011;

(v) resolutions of the board of directors of the Sponsor acting on behalf of the Trust relating to the authorization, issuance, offer and sale of the Units pursuant to the Registration Statements;

(vi) a form of Authorized Participant Agreement entered into by the Trust, the Sponsor and each Authorized Participant filed as an exhibit to the Registration Statements;

(vii) a Certificate of Good Standing for the Trust, dated April 26, 2012, obtained from the Secretary of State; and

(viii) a Certificate of Good Standing for the Sponsor, dated March 29, 2012, obtained from the Secretary of State.

With respect to such examination and our opinion expressed herein, we have assumed, without any independent investigation or verification (i) the genuineness of all signatures on all documents submitted to us for examination, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as conformed or reproduced copies and the authenticity of the originals of such copied documents, and (v) that all certificates issued by public officials have been properly issued. We also have assumed without independent investigation or verification the accuracy and completeness of all corporate records made available to us by the Trust and the Sponsor.

We have relied with your approval upon certificates of public officials and, as to certain factual matters, upon certificates and/or representations of officers and employees of the Trust and the Sponsor.

Based upon and subject to the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinbelow, it is our opinion that issuance of the Units has been duly authorized, and when the Units have been delivered to, and the agreed consideration has been fully paid at the time of such delivery by, the purchasers thereof, and the Registration Statements have become effective under the Act and remain effective at the time of the offer or sale of the Units, the Units will be validly issued, fully paid and non-assessable.

United States Commodity Funds Trust I June 12, 2012 Page 3

The foregoing opinions are subject to the following assumptions, exceptions, qualifications and limitations:

A. The opinions expressed in this letter are limited to the Limited Liability Company Act and the Statutory Trust Act of the State of Delaware, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws. We express no opinion with respect to any other laws of the State of Delaware or the laws of any other jurisdiction.

B. We express no opinion as to any state securities or broker-dealer laws or regulations thereunder relating to the offer, issuance and sale of the Units.

We hereby consent to the use of this opinion as an exhibit to the Registration Statements filed with the SEC. We also hereby consent to the use of our name under the heading “Legal Matters” in the Registration Statements. In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations thereunder.

Very truly yours,

/s/ Reed Smith LLP
Reed Smith LLP

RKM/WTC/KMS